Exhibit 10.6

SECOND AMENDMENT OF ESI 401(k) PLAN

This Second Amendment of the ESI 401(k) Plan (the "Plan") is adopted by ITT Educational Services, Inc. (the "Employer").

Background

A. Effective January 1, 2006, the Employer amended and completely restated the Plan.

B. The Plan was amended by a First Amendment.

C. The Employer now wishes to amend the Plan further.

Amendment

Effective as of the dates indicated, the Plan is amended as follows:

1. Effective January 1, 2010, a new Section 2.3A is added to the Plan to read as follows:

2.3A	"Adjunct Instructor" shall mean an Employee employed to teach in the residence and online programs on a per academic period basis.

2. Effective January 1, 2010, Section 2.8 of the Plan is amended to read as follows:

2.8	"Basic Pre-Tax Savings" shall mean the contributions made on a Member's behalf that are credited to his or her Pre-Tax Investment Account in accordance with Section 4.1(a)(vii)(A).

3. Effective January 1, 2009, Section 2.58 is amended to read as follows:

2.58
"Statutory Compensation" shall mean the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to the Company or an Associated Company, including by way of example, overtime, bonuses, and commissions, but excluding:  deferred compensation; stock options; other distributions that receive special tax benefits under the Code; severance pay and any other amounts paid after severance from employment, other than regular compensation for services during or outside regular working hours that is paid within 2½ months of severance from employment or, if later, by the last day of the Plan Year in which employment was severed, and other than "differential wage payments" (as defined in Section 3401(h)(2) of the Code); and salary continuation payments to Participants who do not perform services for the Employer by reason of disability leave.  For purposes of determining Highly-Compensated Employees under Section 2.29, maximum annual addition under Section 6.4, key employees under Section 17.1, and minimum benefits under Section 17.3, Statutory Compensation shall include Pre-Tax Savings and amounts contributed on a Member's behalf on a salary reduction basis that are not includible in the gross income of the employee under Section 125, 402(h), 132(f)(4), 457 or 403(b) of the Code.  For all other purposes, Statutory Compensation shall also include the amounts referred to in the preceding sentence, unless the Committee directs otherwise for a particular Plan Year.  Statutory Compensation shall not exceed the Annual Dollar Limit.

4. Effective January 1, 2010, Section 2.59 of the Plan is amended to read as follows:

2.59	"Supplemental Pre-Tax Savings" shall mean the contributions made on a Member's behalf that are credited to his or her Pre-Tax Investment Account in accordance with Section 4.1(a)(vii)(B).

5. Effective January 1, 2010, Sections 4.1(a) and (b) of the Plan are amended to read as follows:

4.1	Member Pre-Tax Savings.

(a) (i)
Except as otherwise provided in Section 3.3, each Member who is not an Adjunct Instructor shall have his or her Salary reduced by 2%, and that amount shall be contributed on his or her behalf to the Plan by the Company as Pre-Tax Savings until and unless the Member elects in accordance with the procedures and within the time period prescribed by the Committee, to receive that Salary directly from the Company in cash.  This reduction in Salary shall commence as soon as administratively practicable following (1) the Member's Enrollment Date or (2) the Member's  reenrollment date, as defined in Article III, and shall be applied to Salary that could have been subsequently received by the Member.  The Member may elect, subject to the provisions of paragraphs (b) through (d) below, to increase or decrease the reduction of his or her subsequent Salary, in increments of 1%, down to a total of 1%, or up to an unlimited total percent, and have that amount contributed on his or her behalf to the Plan by the Company as Pre-Tax Savings.  An election shall be effective with the first payroll period on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.

(ii)
Except as otherwise provided in Section 3.3, each Member who is an Adjunct Instructor may elect, subject to the provisions of paragraphs (b) through (d) below, to have his or her Salary reduced by at least 1%, up to an unlimited total percent, in increments of 1%, and have that amount contributed on his or her behalf to the Plan by the Company as Pre-Tax Savings.  The election shall be effective with the first payroll period on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.  If a Member who is an Adjunct Instructor makes no election pursuant to the preceding provisions of this paragraph, his or her Salary will not be reduced and he or she will receive his or her Salary directly from the Company in cash.

(iii)
A Member, including a Member who is an Adjunct Instructor, also may elect, subject to the provisions of paragraph (b) through (d) below and in accordance with procedures prescribed by the Committee, to automatically increase the reduction of his or her subsequent Salary annually, in increments of 1%, over a period of one or more years, specifying the month in which each annual increase shall be effective and the amount of each annual increase, and have that amount contributed on his or her behalf to the Plan by the Company as Pre-Tax Savings.  Elections specified to be effective in a particular month shall be effective with the first payroll period of that month.  A Member may cancel his or her election to automatically and annually increase the reduction of his or her subsequent Salary at any time.

(iv)
A Member who elects to receive the 2% of Salary described in the above paragraph (i) or who receives the Salary described in the above paragraph (ii) directly from the Company in cash, may elect at a later date, subject to the provisions of paragraphs (b) and (d) below, to have his or her subsequent Salary reduced by at least 1%, or up to an unlimited total percent, in increments of 1%, and have that amount contributed on his or her behalf to the Plan by the Company as Pre-Tax Savings.  The election shall be effective with the first payroll period on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.

(v)
From time to time and in order to comply with Section 401(k)(3) of the Code, the Committee may impose a limitation on the extent to which a Member who is a Highly-Compensated Employee may reduce his or her Salary in accordance with this Section, based on the Committee's reasonable projection of savings rates of Members who are not Highly-Compensated Employees.

(vi)
A Member who is eligible to reduce his or her Salary in accordance with this Section for a Plan Year and who has attained age 50 before the close of his or her taxable year beginning in that Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(vii)	A Member's Pre-Tax Savings shall consist of the following:

(A)
Basic Pre-Tax Savings – Contributions under this Section that are not in excess of 5% of the Member's Salary for the payroll processing period for which the contributions are made shall be known as Basic Pre-Tax Savings and shall be credited to his or her Pre-Tax Investment Account; and

(B)
Supplemental Pre-Tax Savings – Contributions under this Section, that are in excess of the maximum allowed under the preceding subparagraph (A) shall be known as Supplemental Pre-Tax Savings and shall be credited to a Member's Pre-Tax Investment Account.  Supplemental Pre-Tax Savings may also include amounts credited on a Member's behalf under the ITT Plan and transferred to this Plan pursuant to Section 14.4.

Any Pre-Tax Savings shall be paid to the Trustee as soon as practicable but no later than the 15th business day of  the month following the month in which the amounts would otherwise have been payable to the Member in cash.

(b)
In no event shall the Member's Pre-Tax Savings and similar contributions made on his or her behalf by the Company or an Associated Company to all plans, contracts, or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, other than as provided at Section 4.1(a)(vi).  Except as provided at Section 4.1(a)(vi), if a Member's Pre-Tax Savings in a calendar year reach that dollar limitation, his or her election of Pre-Tax Savings for the remainder of the calendar year will be canceled.  As of the first payroll period of the calendar year following that cancellation, the Member's election of Pre-Tax Savings shall again become effective in accordance with his or her previous election.

6. Effective January 1, 2008, Sections 4.1(c) and (d) are amended to read as follows:

(c)
In the event that the sum of the Pre-Tax Savings and similar contributions to any other qualified defined contribution plan maintained by the Company or an Associated Company exceeds the dollar limitation in Section 4.1(b) for any calendar year, the Member shall be deemed to have elected a return of Pre-Tax Savings in excess of that limit ("excess deferrals") from this Plan.  The excess deferrals, together with investment income thereon for the Plan Year during which the excess occurred, shall be returned to the Member no later than the April 15 following the end of the calendar year in which the excess deferrals were made.  The amount of excess deferrals to be returned for any calendar year shall be reduced by any Pre-Tax Savings previously returned to the Member under Section 6.1 for that calendar year.  In the event any Pre-Tax Savings returned under this paragraph (c) were matched by Matching Company Contributions under Section 5.1, those Matching Company Contributions, together with investment income, shall be forfeited and used to reduce Company contributions.

(d)
If a Member makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Company or an Associated Company for any calendar year and those contributions when added to his or her Pre-Tax Savings exceed the dollar limitation under Section 4.1(b) for that calendar year, the Member may allocate all or a portion of those excess deferrals to this Plan.  In that event, the excess deferrals, together with investment income thereon for the Plan Year during which the excess occurred, shall be returned to the Member no later than the April 15 following the end of the calendar year in which the excess deferrals were made.  However, the Plan shall not be required to return excess deferrals unless the Member notifies the Plan Committee, in writing, by March 1 of that following calendar year, of the amount of the excess deferrals allocated to this Plan.  The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Pre-Tax Savings previously returned to the Member under Section 6.1 for that calendar year.  In the event any Pre-Tax Savings returned under this paragraph (d) were matched by Matching Company Contributions under Section 5.1, those Matching Company Contributions, together with investment income thereon for the Plan Year during which the excess occurred, shall be forfeited and used to reduce Company contributions.

7. Effective January 1, 2009, a new Section 4.3(c) is added to read as follows:

(c)
If a Member who is treated as having Terminated Employment due to performance of military service described in Section 3401(h)(2)(A) of the Code elects, pursuant to Section 11.1(b), to have his or her Pre-Tax Investment Account distributed to him during the performance of that service, his or her Pre-Tax Savings will be suspended for the six-month period following the distribution.

8. Effective January 1, 2009, Section 4.7(b) is amended to read as follows:

(b)
Without regard to any limitations on contributions set forth in this Plan, but subject to Section 4.3(c), a Member who is credited with Service because of a period of service in the uniformed services of the United States may elect to contribute to the Plan the Pre-Tax Savings that could have been contributed to the Plan in accordance with the provisions of the Plan had he or she remained continuously employed by the Company throughout that period of absence ("make-up contributions").  The amount of make-up contributions shall be determined on the basis of the Member's Salary in effect immediately prior to the period of absence and the terms of the Plan at that time.  Any Pre-Tax Savings so determined shall be limited as provided in Sections 4.1 and 5.1 with respect to the Plan Year or Plan Years to which the contributions relate rather than the Plan Year or Plan Years in which payment is made.  Any payment to the Plan described in this paragraph shall be made during the period, beginning with the date of reemployment, the duration of which is the lesser of three times the period of absence or five (5) years.  Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Articles III and IV.

9. Effective January 1, 2010, Section 5.1 of the Plan is amended to read as follows:

5.1
Matching Company Contributions.  The Company shall contribute to the Plan on behalf of each of its Members who elects to make Basic Pre-Tax Savings, a Matching Company Contribution each payroll processing period.  The Matching Company Contribution amount is equal to 100 percent of the first 1 percent, and 50 percent of the next 4 percent, of the Member's Salary contributed to the Plan as Basic Pre-Tax Savings on behalf of the Member during each payroll processing period.  In no event, however, shall the Matching Company Contributions pursuant to this Section exceed 3.0 percent of the Member's Salary while a Member with respect to any Plan Year.  The Matching Company Contributions with respect to a Member shall be paid into the Trust Fund and credited to the Member's Company Matching Contribution Account as soon as practicable.  No Matching Company Contributions shall be made with respect to a Member's Supplemental Pre-Tax Savings or catch-up contributions described in Section 4.1(a)(vi).  Notwithstanding the foregoing, Matching Company Contributions shall not be made during the period the Member's Basic Pre-Tax Savings are suspended as described in Section 4.3(c) or 9.3(d).  Matching Company Contributions are made expressly conditional on the Plan satisfying the provisions of Section 4.1, 6.1 and 6.2.  If any portion of the Basic Pre-Tax Savings to which the Matching Company Contribution relates is returned to the Member under Section 4.1 or 6.1, the corresponding Matching Company Contribution shall be forfeited, and if the amount of the Matching Company Contribution is deemed an excess aggregate contribution under Section 6.2, the amount shall be forfeited in accordance with that Section.

10. Effective January 1, 2007, Section 5.4 is amended to read as follows:

5.4
Vesting.  A Member who does not complete an Hour of Service on or after January 1, 2002 shall be vested in, and have a nonforfeitable right to, his or her Company Matching Contribution Account in accordance with the following schedule:

Years of Service	Nonforfeitable Percentage
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

A Member who completes an Hour of Service on or after January 1, 2002 shall be vested in, and have a nonforfeitable right to, his or her Company Matching Contribution Account in accordance with the following schedule, except that if the Member also completed an Hour of Service before January 1, 2002, the Member shall be vested in, and have a nonforfeitable right to his or her Company Matching Contribution Account in accordance with the  preceding schedule, or the following schedule, whichever results in the greater nonforfeitable percentage for the Member:

Years of Service	Nonforfeitable Percentage
Less than 3 years	0%
3 or more years	100%

Notwithstanding the foregoing schedules, a Member shall immediately be fully vested in his or her Company Matching Contribution Account if, while employed by the Company or an Associated Company, the Member dies, incurs a Disability, or attains age 65, or in the event of Plan termination or complete discontinuance of Company contributions.  For this purpose, a Member who dies while performing qualified military service (as defined in Section 414(u) of the Code) will be treated as having resumed employment with the Employer and then terminated employment on account of death.

A Member who shall have performed services for Pre-Distribution ITT at any time between June 30, 1995 and December 19, 1995, shall be fully vested in the balance (determined at the later date), of his or her ESOP Account and his or her Company Matching Contribution Account, except with respect to the portion of his or her Company Matching Contribution Account that is attributable to matching contributions made for periods after the date immediately preceding December 19, 1995.

In the case of a Member or Deferred Member who shall not have performed services for Pre-Distribution ITT between June 30, 1995 and December 19, 1995, balances in his or her ESOP Account and Company Matching Contribution Account that were forfeited under Section 5.5(a) of the Pre-Distribution ITT Plan shall remain forfeited, except to the extent restored pursuant to Section 11.6 of this Plan on account of subsequent employment with the Company or an Associated Company.

Each Member and Deferred Member shall, at all times, be fully vested in his or her Retirement Contribution Account and his or her ITT Floor Contribution Account.

11. Effective January 1, 2008, Section 6.1 is amended to read as follows:

6.1	Actual Deferral Percentage Test.

(a)
With respect to each Plan Year, the Actual Deferral Percentage for that Plan Year for Highly-Compensated Employees who are Members for that Plan Year shall not exceed the Actual Deferral Percentage for that Plan Year for all Non-Highly-Compensated Employees who are Members for that Plan Year multiplied by 1.25.  If the Actual Deferral Percentage for those Highly-Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for such Highly-Compensated Employees for that Plan Year may not exceed the Actual Deferral Percentage for that Plan Year for all Non-Highly-Compensated Employees who are Members for that Plan Year by more than two percentage points, and the Actual Deferral Percentage for those Highly-Compensated Employees for the Plan Year may not be more than 2.0 times the Actual Deferral Percentage for that Plan Year for all Non-Highly-Compensated Employees who are Members for that Plan Year.

If the Committee determines that the foregoing limitation has been exceeded in any Plan Year, the following provisions shall apply:

The actual deferral ratio of the Highly-Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the Actual Deferral Percentage test or to cause that ratio to equal the actual deferral ratio of the Highly-Compensated Employee with the next highest ratio.  This process will be repeated until the Actual Deferral Percentage test is passed.  Each ratio shall be rounded to the nearest one one-hundredth of 1% of the Member's Statutory Compensation.  The amount of Pre-Tax Savings Contributions made by each Highly-Compensated Employee in excess of the amount permitted under his or her revised deferral ratio shall be added together.  This total dollar amount of excess contributions ("excess contributions") shall then be allocated to some or all Highly-Compensated Employees by reducing the Pre-Tax Savings of the Highly-Compensated Employee with the highest dollar amount of Pre-Tax Savings by the lesser of (i) the amount required to cause that Employee's Pre-Tax Savings to equal the dollar amount of the Pre-Tax Savings of the Highly-Compensated Employee with the next highest dollar amount, or (ii) an amount equal to the total excess contributions.  This procedure is repeated until all excess contributions are allocated.  The amount of excess contributions allocated to a Highly-Compensated Employee (adjusted to reflect earnings or losses attributable thereto, but only for the Plan Year during which the excess occurred) shall be distributed to him or her in accordance with the provisions of paragraph (c).

(b)	The Committee may implement rules limiting the Pre-Tax Savings that may be made on behalf of some or all Highly-Compensated Employees so that the limitation under this Section 6.1 is satisfied.

(c)
Pre-Tax Savings subject to reduction under this Section, together with investment income thereon for the Plan Year during which the excess occurred, ("excess contributions") shall be paid to the Member before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2½ months of the close of the Plan Year in which the excess contributions were made.  However, any excess contributions for any Plan Year shall be reduced by any Pre-Tax Savings previously returned to the Member under Section 4.1 for that Plan Year.  In the event any Pre-Tax Savings returned under this Section 6.1 were matched by Matching Company Contributions, the corresponding Matching Company Contributions, with investment income thereon for the Plan Year during which the excess occurred, shall be forfeited and used to reduce Company contributions.

12. Effective January 1, 2008, Section 6.2 is amended to read as follows:

6.2	Actual Contribution Percentage Test.

(a)
With respect to each Plan Year, the Actual Contribution Percentage for that Plan Year for Highly-Compensated Employees who are Members for that Plan Year shall not exceed the Actual Contribution Percentage for that Plan Year for all Non-Highly-Compensated Employees who were Members for that Plan Year multiplied by 1.25.  If the Actual Contribution Percentage for a Plan Year for those Highly-Compensated Employees does not meet the foregoing test, the Actual Contribution Percentage for the Highly-Compensated Employees for the Plan Year may not exceed the Actual Contribution Percentage for that Plan Year for all Non-Highly-Compensated Employees who were Members for that Plan Year by more than two percentage points, and the Contribution Percentage for those Highly-Compensated Employees for the Plan Year may not be more than 2.0 times the Actual Contribution Percentage for that Plan Year for all Non-Highly-Compensated Employees who were Members for that Plan Year.

If the Committee determines that the limitation under this Section 6.2 has been exceeded in any Plan Year, the following provisions shall apply:

(i)
The actual contribution ratio of the Highly-Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the Actual Contribution Percentage test or to cause that ratio to equal the actual contribution ratio of the Highly-Compensated Employee with the next highest actual contribution ratio.  This process will be repeated until the Actual Contribution Percentage test is passed.  Each ratio shall be rounded to the nearest one one-hundredth of 1% of a Member's Statutory Compensation.  The amount of Matching Company Contributions made by or on behalf of each Highly-Compensated Employee in excess of the amount permitted under his or her revised actual contribution ratio shall be added together.  This total dollar amount of excess contributions ("excess aggregate contributions") shall then be allocated to some or all Highly-Compensated Employees in accordance with the provisions of subparagraph (ii) of this paragraph (a).

(ii)
The Matching Company Contributions of the Highly-Compensated Employee with the highest dollar amount of those contributions shall be reduced by the lesser of (i) the amount required to cause that Employee's Matching Company Contributions to equal the dollar amount of those contributions of the Highly-Compensated Employee with the next highest dollar amount of those contributions, or (ii) an amount equal to the total excess aggregate contributions.  This procedure is repeated until all excess aggregate contributions are allocated.  The amount of excess aggregate contributions allocated to each Highly-Compensated Employee, (adjusted to reflect earnings or losses attributable thereto, but only for the Plan Year during which the excess occurred), shall be distributed or forfeited in accordance with the provisions of paragraph (b) below.

(b)
To the extent contributions must be paid or returned to a Member under paragraph (a) above, so much of the Matching Company Contributions, together with investment income thereon for the Plan Year during which the excess occurred, as shall be necessary to equal the balance of the excess aggregate contributions shall be reduced with the vested Matching Company Contributions being paid to the Member and the Matching Company Contributions that are forfeitable under the Plan being forfeited and applied to reduce Company contributions.

(c)
Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment or forfeiture shall be made within 2½ months of the close of the Plan Year in which the excess aggregate contributions were made.

13. Effective January 1, 2010, Section 6.4(a) of the Plan is amended to read as follows:

(a)
Notwithstanding any other provision of the Plan, except as otherwise provided in Section 4.1(a)(vi) and this Section 6.4(a), the annual addition to a Member's Accounts for any Plan Year, which shall be considered the limitation year for purposes of Section 415 of the Code, when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of the Company or Associated Company, shall not exceed an amount that is equal to the lesser of (i) 100% of his or her Statutory Compensation for the year or (ii) $40,000, as adjusted for increases in the cost of living under Section 415(d) of the Code.  The limit referred to in (i) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Sections 401(h) or 419A(f)(2) of the Code), which is otherwise treated as an annual addition.

14. Effective January 1, 2009, Section 9.1 of the Plan is amended to read as follows:

9.1
General Conditions for Withdrawals.  Subject to the restrictions set forth below, at any time before Termination of Employment, a Member may request a withdrawal of any amount from his or her Accounts in accordance with the administrative procedures and within the time period prescribed by the Committee.  Any such withdrawal shall be payable only in cash and shall be in accordance with the conditions of Section 9.2, 9.3, or 9.4.  No more than two withdrawal requests of any kind, including hardship, shall be permitted each calendar year. For purposes of this Article IX, a Member's Accounts shall be valued as of the applicable Valuation Date.  Amounts to be withdrawn and distributed to Members will not participate in the investment experience of the Plan after that Valuation Date.  Withdrawn amounts generally shall be paid as soon as practicable following the Valuation Date.  If a Member has Accounts in more than one Fund, the amount withdrawn shall be prorated among the Funds based on their respective values.

15. Effective August 25, 2005, a new Section 10.13 is added to the Plan to read as follows:

10.13
Delay of Repayment for Qualified Hurricane Individuals.  Pursuant to Section 1400Q(c) of the Code, in the case of a "qualified individual" (as defined at Section 1400Q(c)(3)(A) of the Code) with an outstanding loan on or after the "qualified beginning date" (as defined at Section 1400Q(c)(4) of the Code), if the due date for any loan repayment occurs during the period beginning on the qualified beginning date and ending on December 31, 2006, the due date shall be delayed for one year, any subsequent repayments shall be adjusted to reflect the delay in the due date and any interest accruing during the delay, and the period of delay shall be disregarded in determining the 5-year period and term of the loan under Section 72(p)(2) of the Code.

16. Effective January 1, 2009, Section 11.1(b) is amended to read as follows:

(b)
In lieu of a distribution as described in paragraph (a) above received before May 16, 2008, a Member or Deferred Member whose Vested Share exceeds $1,000 (as determined under Section 11.9) may, in accordance with procedures prescribed by the Committee, elect to have the distribution of his or her Vested Share commence as of any Valuation Date coincident with or following his or her Termination of Employment that is before the date described in paragraph (a) above.  In lieu of a distribution as described in paragraph (a) above received after May 15, 2008, a Member or Deferred Member whose Vested Share exceeds $5,000 (as determined under Section 11.9) may, in accordance with procedures prescribed by the Committee, elect to have the distribution of his or her Vested Share commence as of any Valuation Date coincident with or following his or her Termination of Employment that is before the date described in paragraph (a) above.  A Member performing military service described in Section 3401(h)(2)(A) of the Code will be treated as having Terminated Employment during the performance of the service for the purpose of electing to have a distribution of his or her Pre-Tax Investment Account.  However, a Member or Deferred Member whose Vested Share does not exceed $1,000 (as determined under Section 11.9) before May 16, 2008 or $5,000 (as determined under Section 11.9) after May 15, 2008 shall receive distribution of his or her Vested Share as described in Section 11.3.

17. Effective January 1, 2010, the first paragraph of Section 11.7 is amended to read as follows:

11.7
Direct Rollover of Certain Distributions.  Notwithstanding any other provision of this Plan, with respect to any withdrawal or distribution from this Plan pursuant to Article IX or this Article XI that is determined by the Committee to be an "eligible rollover distribution," the distributee may elect, at the time and in a manner prescribed by the Committee for that purpose, to have the Plan make a "direct rollover" of all or part of the withdrawal or distribution to an "eligible retirement plan" that accepts such rollovers.  Further, a non-spouse Beneficiary who is a "designated beneficiary" (as defined in Section 401(a)(9)(E) of the Code) of a Member may elect to have any portion of a distribution payable to him or, to the extent provided in rules prescribed by the Secretary, payable to a trust maintained for his or her benefit, transferred in a direct trustee-to-trustee transfer to an individual retirement plan described in Section 402(c)(8)(B)(i) or (ii) of the Code established for the purpose of receiving the distribution on behalf of the Beneficiary.  The following definitions apply to the terms used in this Section 11.7:

18. Effective January 1, 2007, Section 11.7(b) is amended to read as follows:

(b)
"Eligible rollover distribution" is any withdrawal or distribution of all or any portion of a Member's or Deferred Member's Vested Share owing to the credit of a distributee, except that the following distributions shall not be eligible rollover distributions:  (i) any distribution that is one of a series of substantially equal periodic payments made for the life or life expectancy of the distributee, or for a specified period of ten years or more, (ii) any distribution required under Section 401(a)(9) of the Code, (iii) the portion of a distribution not includible in gross income, (iv) any hardship distribution and (v) any other distribution that is not an eligible rollover distribution under the Code or regulations thereunder.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income.  However, the portion of an eligible rollover distribution consisting of after-tax employee contributions that are not includible in gross income may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution or defined benefit plan described in Section 401(a) or 403(a) of the Code or an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

19. Effective January 1, 2008, Section 11.7(c) is amended to read as follows:

(c)
"Eligible retirement plan" means any of the following that accepts an eligible rollover distribution:  subject to the applicable requirements of Section 408A of the Code, a Roth IRA described in Section 408A of the Code; an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code; an annuity plan described in Section 403(a) of the Code; a qualified plan described in Section 401(a) of the Code; an annuity contract described in Section 403(b) of the Code; and an eligible plan under Section 457(b) of the Code, which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

20. Effective January 1, 2009, a new Section 18.7 is added to read as follows:

18.7
Special Rule for 2009.  Notwithstanding the preceding provisions of this Article XVIII, a Member or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs, will not receive those distributions for 2009 unless the Member or Beneficiary chooses to receive the distributions.  Members and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

In addition, notwithstanding the provisions of the Plan providing for direct rollovers, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs will be treated as eligible rollover distributions on or after June 8, 2009.  Prior to this date, a direct rollover was offered only for distributions that would be eligible rollover distributions without regard to Section 401(a)(9)(H).

A Member or Beneficiary who would have been required to receive 2009 RMDs but for the enactment of Section 401(a)(9)(H) of the Code, and who would have satisfied that requirement by receiving distributions in one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member's designated Beneficiary, or for a period of at least 10 years ("Extended 2009 RMDs"), will receive those distributions for 2009 unless the Member or Beneficiary chooses not to receive such distributions.

For purposes of applying the direct rollover provisions of the Plan, Extended 2009 RMDs are not treated as eligible rollover distributions.

Subject to the timing requirements outlined in applicable rules and regulations, the Plan will accept rollovers of 2009 RMDs and Extended 2009 RMDs distributed from the Plan.  However, such amounts will be accepted from terminated Members only if the Plan otherwise allows terminated Members to make rollover contributions to the Plan.

21. Except as modified in this Second Amendment, the Plan shall remain unchanged.

This Second Amendment of ESI 401(k) Plan is executed this 17 day of December, 2009.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ Nina Esbin
(Signature)

Nina Esbin
(Printed)

Sr VP, Human Resources
(Title)
ATTEST:

/s/ Jenny Yonce
(Signature)

Jenny Yonce
(Printed)

Mgr, Benefits & HRIS
(Title)